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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-91432, 2-72124, 2-85698, 2-97280, 33-37319,
33-37323, 33-59005, 33-10801, 33-11790, 333-79227, 333-90127, and 333-30918), on
Form S-3 (File Nos. 2-84252, 33-9706, 33-22196, 33-47213, and 333-23025), on
Form S-3/A (File No. 333-80781) and on Form S-4 (File No. 33-58117) of Millipore Corporation of our report dated January 19, 2000 relating to the financial statements, which appears in this Form 10-K.


                                        /s/ PricewaterhouseCoopers


Boston,  Massachusetts
March 10 , 2000